Exhibit 99.1

May 6, 2020

SG Blocks Announces Pricing of $15 Million Public Offering of Common Stock

NEW YORK--(BUSINESS WIRE)-- SG Blocks, Inc. (NASDAQ: SGBX), a leading designer, fabricator and innovator of container-based structures, today announced the pricing of an underwritten public offering of 6,000,000 shares of common stock at an offering price of $2.50 per share for aggregate gross proceeds of $15,000,000, prior to deducting underwriting discounts, commissions and other offering expenses. SG Blocks, Inc. has granted the underwriters a 45-day option to purchase up to an additional 900,000 shares of common stock to cover over-allotments if any. The offering is expected to close on or about May 11, 2020, subject to the satisfaction of customary closing conditions.

SG Blocks, Inc., intends to use the net proceeds from the proposed offering for working capital and general corporate purposes and engaging in acquisitions or other business combinations or investments, sales and marketing activities, general and administrative matters and capital expenditures.

ThinkEquity, a division of Fordham Financial Management, Inc., is acting as sole book-running manager for the offering.

This offering is being made pursuant to a registration statement on Form S-1 (No. 333-237682) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and subsequently declared effective on May 6, 2020. A preliminary prospectus describing the terms of the proposed offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. A final prospectus related to the proposed offering will be filed and made available on the SEC’s website. Electronic copies of the final prospectus may be obtained, when available, from ThinkEquity, a division of Fordham Financial Management, Inc., 17 State Street, 22nd Floor, New York, New York 10004, Telephone: (877) 436-3673; Email: prospectus@think-equity.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Safe Harbor

This press release contains forward-looking statements regarding the public offering and the intended use of proceeds from the offering. The closing of the offering is subject to the satisfaction of customary closing conditions. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially, including those risks disclosed in under the caption “Risk Factors” in the Registration Statement and preliminary prospectus related to the offering and our Annual Report on Form 10-K filed with the SEC on March 30, 2020, Form 10-K/A filed with the SEC on April 15, 2020 and our other filings with the SEC. SG Blocks, Inc. cautions readers not to place undue reliance on any forward-looking statements and it does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

About SG Blocks, Inc.

SG Blocks, Inc. is a premier innovator in advancing and promoting the use of code-engineered cargo shipping containers for safe and sustainable construction. The firm offers a product that exceeds many standard building code requirements, and also supports developers, architects, builders and owners in achieving greener construction, faster execution, and stronger buildings of higher value. Each project starts with GreenSteel™, the structural core and shell of an SG Blocks building, and then customized to client specifications. For more information, visit www.sgblocks.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the completion of the offering and use of proceeds. While SG Blocks believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, including without limitation those set forth in SG Blocks’ filings with the Securities and Exchange Commission. Thus, actual results could be materially different. SG Blocks expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Media

Rubenstein Public Relations

Christina Levin

Account Director (212) 805-3029

clevin@rubensteinpr.com

or

Investor Relations

James Carbonara

Hayden IR (646) 755-7412

james@haydenir.com

Brett Maas

Hayden IR (646) 536-7331

brett@haydenir.com

Source: SG Blocks, Inc.